EXHIBIT 99.1

News Release

CBOE HOLDINGS, INC. ANNOUNCES
2013 ANNUAL MEETING RESULTS
• Two New Directors Elected
• Edward T. Tilly Becomes Chief Executive Officer

CHICAGO, IL - May 23, 2013 -- CBOE Holdings, Inc. (NASDAQ: CBOE) announced the stockholder voting results from its 2013 Annual Meeting held today.

At the meeting, stockholders elected to the Board of Directors, each for a one-year term expiring in 2014, the following 14 nominees:

• William J. Brodsky	• R. Eden Martin
• James R. Boris	• Roderick A. Palmore
• Frank E. English, Jr.	• Susan M. Phillips
• Edward J. Fitzpatrick	• Samuel K. Skinner
• Janet P. Froetscher	• Carole E. Stone
• Jill R. Goodman	• Eugene S. Sunshine
• Duane R. Kullberg	• Edward T. Tilly

Newly elected board members are Edward J. Fitzpatrick and Edward T. Tilly.

Fitzpatrick has worked at Motorola Solutions, Inc. and its predecessors since 1999 in various financial positions and currently serves as its Chief Financial Officer. Before joining Motorola, Mr. Fitzpatrick worked at PricewaterhouseCoopers, LLP in the audit area.

Tilly is the new Chief Executive Officer (CEO) of CBOE Holdings, Chicago Board Options Exchange (CBOE) and C2 Options Exchange (C2). He served as President and Chief Operating Officer (COO) since November 2011. In December 2012, the Company announced that Mr. Tilly would be transitioning to serve as CEO effective after the 2013 Annual Meeting. Previously, Tilly served as Executive Vice Chairman from 2006 to 2011 and was a member of CBOE from 1989 until 2006, and served as Member Vice Chairman from 2004 to 2006.

At the conclusion of the Annual Meeting, William J. Brodsky stepped down as Chairman and CEO, a position he has held since 1997. Brodsky will assume the new role of Executive Chairman of the Board.

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EXHIBIT 99.1

In addition, stockholders voted to:

•	endorse, in a non-binding resolution, the executive compensation paid to the Company's executive officers;

•	ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2013 fiscal year.

Additional information about each of the matters acted upon by stockholders at the Annual Meeting is in the proxy statement that was furnished to stockholders in connection with the meeting. The proxy statement is also available on the Investor Relations portion of www.cboe.com. The vote totals for the matters acted upon by stockholders at the Annual Meeting will be reported in a current report on Form 8-K filing with the SEC and posted on http://ir.cboe.com/.

About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources. CBOE is regulated by the Securities and Exchange Commission (SEC), with all trades cleared by the OCC.

CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com

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CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, FLEX®, LEAPS® and VIX® are registered trademarks, and BuyWrite, BXM(SM), CBOE Futures Exchange(SM), SPX® and The Options Institute(SM) are service marks of Chicago Board Options Exchange, Incorporated (CBOE). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services, LLC and have been licensed for use by CBOE and CFE.